UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2024

Xometry, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40546	32-0415449
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6116 Executive Blvd, Suite 800
North Bethesda, Maryland		20852
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (240) 252-1138

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.000001 per share	XMTR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously reported, on April 8, 2024, Laurence Zuriff notified the Board of Directors (the “Board”) of Xometry, Inc. (the “Company”) that he would not stand for reelection as a director of the Company upon the expiration of his term, which expired at the Company’s 2024 Annual Meeting of Stockholders on June 18, 2024.

Pursuant to Article IV, Section D, Subsection 7(c) of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”), 1,200,843 shares of the Company’s Class B common stock, par value $0.000001 per share (“Class B Common Stock”) held by Mr. Zuriff automatically converted (the “Conversion”) into 1,200,843 fully paid and nonassessable shares of the Company’s Class A Common Stock, par value $0.000001 (“Class A Common Stock”) on December 12, 2024, which date was fixed by the Board pursuant to the Certificate. The Conversion occurred automatically and without any action on the part of Mr. Zuriff. The Company does not expect the Conversion to have any material effect on its operations.

Immediately following the Conversion, the remaining 1,475,311 shares of the Company’s Class B Common Stock outstanding were held by Randolph Altschuler.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XOMETRY, INC.

Date:	December 12, 2024	By:	/s/ Randolph Altschuler
Randolph Altschuler Chief Executive Officer